EXHIBIT 21

CNB FINANCIAL CORPORATION

Form 10-K For The Year Ended December 31, 2006

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization
CNB Bank	Banking Association
Chartered in Pennsylvania
Incorporated in Pennsylvania

CNB Securities Corporation	Investment Holding Company
Incorporated in Delaware

County Reinsurance Company	Reinsurance Company
Incorporated in Arizona

Holiday Financial Services Corporation	Consumer Loan Company
Incorporated in Pennsylvania

CNB Insurance Agency	Insurance & Annuity Agency
Incorporated in Pennsylvania